EXHIBIT 3.4
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                          -----------------------------


         I , EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE , DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CAPX CORPORATION", CHANGING ITS NAME FROM "CAPX CORPORATION" TO "AUTOLEND GROUP, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1995, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.


                                            /s/ Edward J. Freel
                                            -------------------
                                            Edward J. Freel, Secretary of State


                                                         AUTHENTICATION: 7398830
                                                                  DATE: 02-07-95

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CAPX CORPORATION


                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW


         It is hereby certified that:


         1. The present name of the corporation (the "Corporation") is CAPX Corporation.


         2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 23, 1989.


         3. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:


         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
    "Corporation") is AutoLend Group, Inc.


         4. The foregoing amendment was declared advisable by the board of directors of the Corporation pursuant to a resolution duly adopting the amendment on November 18, 1994, and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of the stockholders of the Corporation.

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         IN WITNESS  WHEREOF,  the Corporation has caused this Certificate to be signed by Steve Simon, its President, and J. Michael Mayerfeld, its Assistant Secretary, this 2 day of February, 1995. AUTOLEND GROUP, INC.

                                            By:   /s/ Steve Simon
                                                  ---------------
                                                  Steve Simon, President

Attest:

/s/ J. Michael Mayerfeld
- ------------------------
J. Michael Mayerfeld
Assistant Secretary

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                                State of Delaware

                          Office of Secretary of State


I, MICHAEL HAWKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CAPX CORPORATION" FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF OCTOBER, A.D. 1991, AT 9 O'CLOCK A.M.

                               * * * * * * * * * *



/s/ Michael Harkins
- -------------------
Michael Harkins, Secretary of State


AUTHENTICATION:    #3218389
DATE:  10-29-1991

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                          CERTIFICATE OF INCORPORATION

                                       OF

                                CAPX CORPORATION


         The undersigned, being over the age of eighteen (18), in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the corporation is CAPX Corporation.

         SECOND: The registered office of the Corporation is to be located at 32 Loockerman Square Suite L-100, Dover, Delaware 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc. County of Kent.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 45,000,000 shares, of which 40,000,000 shall be designated Common Stock having a par value of $.002 per share (the "Common Stock") and 5,000,000 shall be designated Preferred Stock having a par value of $.002 per share (the "Preferred Stock").

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         Each Common Stockholder shall be entitled to one vote for each share of
Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote.

         Each share of Common Stock issued and outstanding shall be identical in all respects one with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to Preferred Stockholders or, except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally, together with the holders of the Preferred Stock, if any, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such liquidation.

         The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

              (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

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              (b) whether the shares of such series shall have voting  rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

              (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of this class;

              (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

              (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

              (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

              (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition or exchange;

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              (h) the  limitations  and  restrictions,  if any, to be  effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

              (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

              (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof. The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated to any one or more series of Preferred Stock.

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         FIFTH: The name and address of the incorporator is as follows:

         NAME                               ADDRESS
         ----                               -------
         Marc S. Goldfarb                   Bachner, Tally, Polevoy & Misher
                                            380 Madison Avenue
                                            New York, New York 10017


         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders: (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided, in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

         (2) The Board of Directors shall have power without

the assent or vote of the stockholders:

              (a) to make, alter, amend, change, add to or repeal the ByLaws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

              (b) to determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.


              (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract

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or act that shall be  approved  or be  ratified  by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-lays from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

         SEVENTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be entitled to be indemnified by the Corporation to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstances, whichever is greater against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim

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asserted  is based on  matters  which  antedate  the  adoption  of this  Article
SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such person.

         EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         NINTH: The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph 7 of Subsection (b) of
Section 102 of the

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General  Corporation Law of the State of Delaware as the same may be amended and supplemented.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS THEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 28th day of October, 1991.


                                             /s/ Mark S. Goldfarb
                                             --------------------
                                             Marc S. Goldfarb
                                             Bachner, Tally, Polevoy & Misher
                                             380 Madison Avenue
                                             New York, New York 10017

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